Exhibit 99.2

Introduction

The following unaudited pro forma condensed combined financial information presents the combination of the financial information of NLIT and SHF, adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The unaudited pro forma condensed combined balance sheet as of June 30, 2022 combines the historical balance sheet of NLIT and the historical balance sheet of SHF on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on June 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the historical statements of operations of NLIT and SHF for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021, the beginning of the earliest period presented. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2022 combines the historical statements of operations of NLIT and SHF for such periods on a pro forma basis as if the Business Combination and related transactions, summarized below, had been consummated on January 1, 2021.

Description of the Business Combination and Related Transactions

On February 11, 2022, the Company entered into the Purchase Agreement with SHF, the Seller and PCCU, pursuant to which, among other things and subject to the terms and conditions contained in the Purchase Agreement, the Company will acquire 100% of the issued and outstanding membership interests of SHF. After giving effect to the Business Combination, SHF will continue as a subsidiary of the Company, and the Seller, PCCU, or both will hold a portion of the Company’s Class A Stock. The transaction closed September 28, 2022.

Subject to the terms of the Purchase Agreement set forth therein, the aggregate consideration paid in connection with the Business Combination was $185.0 million, paid in $115.0 million worth of newly-issued Class A Stock and $70.0 million in cash consideration.

Other related events in connection with the Business Combination are summarized below:

●	The 2,875,000 of Founder Class B Stock converted at the Closing to an equal number of shares of Class A Stock.

●	Upon Closing of the Business Combination, 11,386,139 shares of Class A Stock were issued to the Seller as set forth in and pursuant to the terms of the Purchase Agreement.

The Seller was due to receive a cash payment of $3.1 million at the consummation of the Business Combination, which represented the amount of SHF’s cash on hand at July 31, 2021 less accrued but unpaid liabilities. In addition, pursuant to the terms of the purchase agreement, the Company is responsible for reimbursing the Seller for its transaction expenses.

●	Approximately $56.9 million of the $70.0 million of cash proceeds due to PCCU was deferred and is due to the Seller. Approximately $21.9 million of the amount is payable to PCCU beginning December 15, 2022. The residual $35.0 million is due in six quarterly installments of $6.4 million thereafter. Interest accrues at an effective annual rate of approximately 7.7%. 1,200,000 Founder shares were escrowed until the amount is paid in full.

●	Immediately prior to the Closing, 20,450 shares of Series A Convertible Preferred were purchased by the PIPE Investors pursuant to the PIPE Securities Purchase Agreements for an aggregate value of $20,450,000. The shares of Series A Convertible Preferred are convertible into 2,045,000 shares of Class A Stock assuming a purchase price of $10.00 per share of Class A Stock. 20% of the aggregate value was deposited into a third party escrow account for purposes of paying the PIPE Investors any required Registration Delay Payments. Upon the filing of a registration statement 10 calendar days subsequent to closing, 17.5% of the escrow amount will be released with the remaining amount released once all securities are included in an effective registration statement.

●	Forward Purchase Agreement. On June 16, 2022, NLIT entered into a Forward Purchase Agreement with Midtown East Management NL, LLC (“Midtown East”). Subsequent to entering into the Forward Purchase Agreement, the Company, the Target, and Midtown East entered into assignment and novation agreements with Verdun Investments LLC (“Verdun”) and Vellar Opportunity Fund SPV LLC – Series 1 (“Vellar”), pursuant to which Midtown East assigned its obligations as to 1,666,666 shares of the shares of Class A Stock to be purchased under the Forward Purchase Agreement to each of Verdun and Vellar. In accordance with and as contemplated by the Forward Purchase Agreement, Midtown East, Verdun and Vellar collectively purchased approximately 3.8 million shares of NLIT Class A common stock from stockholders prior to the Closing. As contemplated by the Forward Purchase Agreement:

○	Prior to the Closing, Midtown East, Verdun and Vellar purchased approximately 3.8 million shares of NLIT Class A common stock directly from investors at market price in the public market. Midtown East and other counterparties waived their redemption rights with respect to the acquired shares;

○	One business day following the Closing, NLIT paid approximately $39.3 million from the cash held in its trust account to Midtown East; Verdun and Vellar for the shares purchased and approximately $0.3 million in related expense amounts.

○	At any time prior to the Maturity Date (defined as the earlier of i) the third anniversary of the Closing of the Business Combination, ii) the shares are delisted from The Nasdaq Stock Market or (iii) during any 30 consecutive Scheduled Trading Day-period following the closing of the Business Combination, the VWAP Price for 20 Scheduled Trading Days during such period shall be less than $3.00 per share), Midtown East, Verdun and Vellar may elect an optional early termination to sell some or all of the shares (the “Terminated Shares”) of Class A Stock in the open market. If Midtown East, Verdun and Vellar sell any shares prior to the Maturity Date, the pro-rata portion of the Reset Price will be released from the escrow account and paid to SHF. Midtown East, Verdun and Vellar shall retain any proceeds in excess of the Reset Price that is paid to SHF.

○	At the Maturity Date, Midtown East, Verdun and Vellar shall be entitled to (1) the product of the shares then held by them multiplied by the Forward Price, and (2) an amount, in cash or shares at the sole discretion of NLIT, equal to (a) in the case of cash, the product of (i)(x) 3.8 million shares less (y) the number of Terminated Shares and (ii) $2.00 (the “Maturity Cash Consideration”) and (b) in the case of shares, (i) the Maturity Cash Consideration divided by (ii) the VWAP Price for the 30 Scheduled Trading Days prior to the Maturity Date.

The unaudited pro forma condensed combined balance sheet does not purport to represent, and is not necessarily indicative of, what the actual financial condition of the combined company would have been had the Business Combination taken place on June 30, 2022, nor is it indicative of the financial condition of the combined company as of any future date. The unaudited pro forma condensed combined statements of operations do not purport to represent, and are not necessarily indicative of, what the actual results of operations of the combined company would have been had the Business Combination taken place on January 1, 2021, nor are they indicative of the results of operations of the combined company for any future period. The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of NLIT as of December 31, 2021 and for the period from February 26, 2021 (inception) through December 31, 2021, included in NLIT’s Annual Report on Form 10-K filed on March 25, 2022.

●	the historical unaudited financial statements of NLIT as of, and for the three months ended, March 31, 2022, included in NLIT’s Quarterly Report on Form 10-Q filed on May 16, 2022;

●	the historical unaudited financial statements of NLIT as of, and for the three and six months ended, June 30, 2022, included in NLIT’s Quarterly Report on Form 10-Q filed on August 22, 2022;

●	the historical audited financial statements of SHF as of, and for the year ended, December 31, 2021, incorporated into the Current Report on Form 8-K to which this Exhibit 99.2 is attached from the definitive proxy statement;

●	the historical unaudited financial statements of SHF as of, and for the three months ended, March 31, 2022, included in NLIT’s definitive proxy statement filed with the SEC on June 10, 2022; and

●	the historical unaudited financial statements of SHF as of, and for the three and six months ended, June 30, 2022, included as Exhibit 99.1 to the Current Report on Form 8-K to which this Exhibit 99.2 is attached; and

●	Exhibit 99.3 entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to the Current Report on Form 8-K to which this Exhibit 99.2 is attached.

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Business Combination and related transactions. It has been prepared in accordance with Article 11 of Regulation S-X and is for informational purposes only and is subject to a number of uncertainties and assumptions as described in the accompanying notes. The pro forma financial information reflects transaction related adjustments management believes are necessary to present fairly SHF’s pro forma results of operations and financial position following the closing of the Business Combination and related transactions as of and for the periods indicated. The related transaction accounting adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report SHF’s financial condition and results of operations. One-time direct and incremental transaction costs associated with the PIPE offering and incurred prior to, or concurrent with, the Closing are reflected in the unaudited pro forma condensed combined balance sheet as a direct reduction to SHF’s additional capital. The final accounting of the Business Combination, including transaction costs, will be finalized by SHF and reported in the first reporting period following the Closing. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. SHF believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions contemplated based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

Accounting for the Business Combination

The Business Combination will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with accounting principles generally accepted in the United States of America. Under this method of accounting, NLIT is treated as the acquired company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of SHF issuing shares for the net assets of NLIT, accompanied by a recapitalization. The net assets of NLIT are recognized at fair value (which is expected to be consistent with carrying value), with no goodwill or other intangible assets recorded.

SHF has been determined to be the accounting acquirer based on evaluation of the following facts and circumstances:

●	Old SHF’s owner has the largest single voting power position in the post-Business Combination company;

●	Old SHF management constitutes the majority of management of the post-Business Combination company;

●	Old SHF’s prior operations comprise the ongoing operations of SHF;

●	Old SHF is the larger entity based on historical revenues, assets and business operations; and

●	SHF assumed Old SHF’s operating name and assumed Old SHF’s headquarters.

Basis of Pro Forma Presentation

The following summarizes the pro forma shares of Class A Stock issued and outstanding immediately after the Closing, taking into consideration actual redemptions:

Shares
SHF Stockholders	11,386,139
Public Stockholders	3,926,598
PIPE Investors (1)	-
Founder Shares	3,403,175
Total Shares	18,715,912

(1)	PIPE investors initial shares represent preferred stock without voting rights. Preferred stock initially converts at $10 per share which would result in an additional 2,045,000 shares of Class A Stock.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2022

	(A)	(B)	Transaction
	SHF	NLIT	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$6,382,448	$172,441	$40,443,959	(1)	$6,467,851
			(39,285,754)	(2)
			16,360,000	(3)
			(4,555,044)	(4)
			(13,050,199)	(5)
Accounts receivable	721,636	-	-		721,636
Contract assets	27,710	-	-		27,710
Short-term loans receivable	55,711	-	-		55,711
Due from PIPE investors	-	-	4,090,000	(3)	4,090,000
Prepaid expenses and other current assets	34,233	205,000	-		239,233
Total Current Assets	7,221,738	377,441	4,002,962		11,602,141

Property, plant and equipment	13,191	-	-		13,191
Long-term loans receivable, net	1,865,367	-	-		1,865,367
Deferred offering costs	-	201,405	(201,405)	(6)	-
Prepaid expenses	-	-	900,000	(4)	900,000
Other assets	1,867	-	-		1,867
Forward purchase receivable	-	-	39,285,754	(2)	39,285,754
Deferred tax asset	-	-	45,573,626	(7)	45,573,626
Marketable securities held in Trust Account	-	118,450,000	(118,450,000)	(1)	-
Total Assets	$9,102,163	$119,028,846	$(28,889,063)		$99,241,946

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$383,499	$2,187,553	$4,295,245	(8), (5), (4)	$6,866,297
Due to seller - current portion	-	-	32,476,743	(9)	32,476,743
Note payable - underwriting fees	-	-	2,166,250	(10)	2,166,250
Deferred revenue	-	-	-		-
Total current liabilities	383,499	2,187,553	38,938,237		41,509,289

Warrant liabilities	-	1,394,453	-		1,394,453
Forward purchase derivative liability	-	795,942	-		795,942
Advance from sponsor	-	1,150,000	-		1,150,000
Indemnity liability	288,505	-	-		288,505
Net deferred loan origination fees	118,116	-	-		118,116
Due to seller	-	-	24,473,058	(9)	24,473,058
Deferred underwriter fee payable	-	4,025,000	(4,025,000)	(10)	-
Total Liabilities	790,120	9,552,948	59,386,295		69,729,363

Common stock subject to possible redemption	-	79,259,819	(79,259,819)	(11)	-

Parent-Entity Net Investment and Stockholders’ Equity
Preferred Stock	-	-	2	(3)	2
Class A common stock	-	433	12	(11)	1,872
			1,139	(5)
			288	(12)
Class B common stock	-	288	(288)	(12)	-
Additional paid in capital	-	38,039,801	1,253,766	(11)	23,065,848
			20,449,998	(3)
			(1,306,085)	(13)
			(80,968,970)	(5)
			44,997,742	(7)
			(201,405)	(6)
			801,000	(14)
Parent Entity Net Investment and Accumulated deficit	8,312,043	(7,824,443)	(1,642,066)	(4)	6,444,861
			7,824,443	(5)
			575,884	(7)
			(801,000)	(14)
Total Parent-Entity Net Investment and Stockholders’ Equity	8,312,043	30,216,079	(9,015,540)		29,512,582
Total Liabilities and Parent-Entity Net Investment and Stockholders’ Equity	$9,102,163	$119,028,846	$(28,889,063)		$99,241,946

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Six Months Ended June 30, 2022

	(A)	(B)	Transaction
	SHF	NLIT	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$3,523,899	$-	$-		$3,523,899

Operating Expenses
Compensation and employee benefits	1,517,522	-	-		1,517,522
Professional services	319,030	-	-		319,030
Rent expense	51,328	-	-		51,328
Corporate allocations	-	-	-		-
Provision for loan losses	306,065	-	-		306,065
Selling, general and administrative expenses	492,010	2,593,830	-		3,085,840
Total operating expenses	2,685,955	2,593,830	-		5,279,785
Operating income (loss)	837,944	(2,593,830)	-		(1,755,886)

Interest expense	-	-	(598,435)	(1)	(598,435)
Interest earned on marketable securities held in trust account	-	147,108	(147,108)	(2)	-
Change in fair value of warrant liability	-	1,432,423	-		1,432,423
Change in fair value of forward purchase option derivative liability	-	(14,872)	-		(14,872)
Offering costs allocated to warrants	-	-	-		-
Other income (expense), net	-	-	-		-
Unrealized gain from marketable securities held in Trust Account	-	-	-		-
Income (loss) before taxes	837,944	(1,029,171)	(745,543)		(936,770)
Provision for income taxes	-	(13,526)	575,884	(3)	562,358
Net income (loss)	$837,944	$(1,042,697)	$(169,659)		$(374,412)

Weighted average shares outstanding, basic	-	14,903,175	3,812,737	(4)	18,715,912
Basic net loss per share	$-	$(0.07)			$(0.02)
Weighted average shares outstanding, diluted	-	14,903,175	3,812,737	(4)	18,715,912
Diluted net loss per share	$-	$(0.07)			$(0.02)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2021

	(C)	(D)	Transaction
	SHF	NLIT	Accounting		Pro Forma
	(Historical)	(Historical)	Adjustments		Combined
Revenue	$7,005,579	$-	$-		$7,005,579

Operating Expenses
Compensation and employee benefits	2,135,243	-	801,000	(5)	2,936,243
Professional services	292,143	-	-		292,143
Rent expense	73,482	-	-		73,482
Corporate allocations	648,533	-	-		648,533
Provision for loan losses	1,399	-	-		1,399
Selling, general and administrative expenses	567,892	719,110	1,642,066	(6)	2,929,068
Total operating expenses	3,718,692	719,110	2,443,066		6,880,868
Operating income (loss)	3,286,887	(719,110)	(2,443,066)		124,711

Interest expense	-	-	(2,780,838)	(1)	(2,780,838)
Change in fair value of warrant liability	-	2,204,598	-		2,204,598
Offering costs allocated to warrants	-	(261,838)	-		(261,838)
Unrealized gain from marketable securities held in Trust Account	-	21,508	(21,508)	(2)	-
Income (loss) before taxes	3,286,887	1,245,158	(5,245,412)		(713,367)
Provision for income taxes	-	-	633,795	(3)	633,795
Net income (loss)	$3,286,887	$1,245,158	$(4,611,617)		$(79,572)

Weighted average shares outstanding, basic	-	10,138,768	8,577,144	(4)	18,715,912
Basic net income (loss) per share	$-	$0.12			$-
Weighted average shares outstanding, diluted	-	10,138,768	8,577,144	(4)	18,715,912
Diluted net income (loss) per share	$-	$0.12			$-

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been adjusted to give effect to transaction accounting adjustments related to the Business Combination linking the effects of the Business Combination to the historical financial information.

The Business Combination will be accounted for as a reverse recapitalization in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 805, Business Combinations. SHF has been determined to be the accounting acquirer. Under the reverse recapitalization model, the Business Combination will be treated as SHF issuing equity for the net assets of the Company, with no goodwill or intangible assets recorded.

The pro forma adjustments have been prepared as if the Business Combination had been consummated on June 30, 2022, in the case of the unaudited pro forma condensed combined balance sheet, and on January 1, 2021, the beginning of the earliest period presented, in the case of the unaudited pro forma condensed combined statements of operations.

The pro forma combined balance sheet as of June 30, 2022 has been prepared using the following:

●	SHF’s historical combined balance sheet as of June 30, 2022.
●	The Company’s historical balance sheet as of June 30, 2022.

The pro forma combined statement of operations for the six months ended June 30, 2022 has been prepared using the following:

●	SHF’s historical and Carved-Out combined statement of operations for the six months ended June 30, 2022.
●	The Company’s historical statement of operations for the six months ended June 30, 2022.

The pro forma combined statement of operations for the twelve months ended December 31, 2021 has been prepared using the following:

●	SHF’s historical and Carved-Out combined statement of operations for the years ended December 31, 2021 and 2020.

●	The Company’s historical statement of operations for the period from February 26, 2021 (inception) through December 31, 2021.

The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an accurate understanding of the post-combination company after giving effect to the Business Combination. Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of SHF and the Company.

2.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X.

The Transaction Accounting Adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2022 are as follows:

(A)	Derived from the unaudited combined balance sheet of SHF as of June 30, 2022.

(B)	Derived from the unaudited balance sheet of the Company as of June 30, 2022.

(1)	To reflect the release of cash from marketable securities held in the Trust Account less the redemption amount associated with 7,573,402 redeemed shares at the redemption price of $10.30 per share.

(2)	Represents the reduction of cash for the Prepayment Amount relating to the Forward Purchase Agreement and the recognition of the corresponding receivable, pursuant to the Forward Purchase Agreement. Reflects shares purchased under the forward purchase agreement equal to 3,804,872 shares at a redemption price of approximately $10.33 per share.

(3)	Reflects proceeds received of $20,450,000 from the PIPE Investors in exchange for the issuance of 20,450 PIPE Shares at a price of $1,000 per share less $4,090,000 in amounts placed in escrow. 20% of the aggregate value was deposited into a third-party escrow account for purposes of paying the PIPE Investors any required Registration Delay Payments. Upon the filing of a registration statement 10 calendar days subsequent to closing, 17.5% of the escrow amount will be released with the remaining amount released once all relevant securities are included in an effective registration statement.

(4)	To reflect the payment of an aggregate of approximately $4.6 million of estimated legal, financial advisory, prepaid insurance, and other professional fees related to the Business Combination including the payment of $0.5 million of accounts payable and accrued expenses, $3.0 million of deferred underwriting fees, the prepayment of $0.9 million of a Directors’ and Officers’ liability insurance policy and $0.1 million in direct incremental costs of the Business Combination and $0.1 million of direct costs associated with the PIPE Shares. Direct, incremental costs of the Business Combination related to the legal, financial advisory, accounting and other professional fees of approximately $1.6 million is reflected as an adjustment to accumulated deficit assuming the transaction occurred on January 1, 2021.

(5)	To reflect the recapitalization of SHF through (a) the contribution of all the share capital in SHF to the Company common stock, (b) the issuance of 11,386,139 shares of Class A Stock, (c) the elimination of the historical accumulated deficit of the Company of $7.8 million, the accounting acquiree, the legal acquiror, (d) the cash payment of $13.1 million to the Seller representing the $70 million cash payment less $56.9 million due to seller, and (e) the accrual for the payment of $3.1 million to PCCU (included in the accounts payable and accrued expenses line item), at the consummation of the Business Combination, which represents the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities. The amount due to seller is payable with interest in six equal quarterly installments of $6,416,667 beginning April 1, 2023.

(6)	Deferred offering costs associated with the PIPE capital raise is reclassified to additional paid in capital upon transaction closing.

(7)	The blended statutory rate for the entity post business combination would be 21%, the consolidated combined pro forma information results in a higher effective tax rate of approximately 62% primarily due to permanent differences associated with the change in the fair value of the Company’s warrants. Refer to footnote (3) below for a reconciliation of the federal statutory rate to the effective tax rate. Deferred income taxes reflect: i) temporary differences in the recognition of revenue and expenses between financial statement and income tax reporting, ii) goodwill amortization for tax purposes and iii) a net operating loss carryforward with no expiration. Deferred income taxes as of June 30, 2022 consisted of the following:

Deferred Tax Assets:
Transaction costs	$851,798
Start-up costs	18,756
Share offer	196,440
Amortization – Goodwill	39,921,858
Net operating loss	3,907,735
Loan loss reserve	78,553
Interest expense disallowance	595,895
Other	2,046
Depreciation	545
Total deferred tax assets	$45,573,626

For tax purposes, the transaction will be treated as a taxable asset acquisition, resulting in an estimated tax basis Goodwill balance of approximately $180.6 million, creating a deferred tax asset reported as Additional Paid-in Capital in the equity section of the balance sheet as of the date of the business combination

(8)	Represents i) the accrual for the payment of $3.1 million due to PCCU, at the consummation of the Business Combination, which consists of the amount of cash on hand at July 31, 2021 less accrued but unpaid liabilities and ii) $1.2 million in accrued liabilities associated with incremental, direct transaction expense.

(9)	Reflects the hold back of $56.9 million in cash proceeds due to the Seller. $21.9 million is payable to PCCU on or before December 15, 2022. The remaining amount is payable to PCCU beginning April 1, 2023 and is due in six quarterly installments thereafter. Interest accrues at an effective rate of approximately 7.7%. 1,200,000 Founder shares were escrowed until the amount is paid in full.

(10)	Deferred underwriting payable of $4,025,000 related to the IPO in addition to $1,141,250 in underwriting fees associated with the PIPE Shares. Of the total, $3,000,000 was paid in cash at closing (see Note (4)) with $2,166,250 due pursuant to a note payable with $715,750 due on October 14, 2022 and $362,625 on each of October 31, 2022, November 30, 2022, December 31, 2022 and January 31, 2023.

(11)	Represents the common stock subject to redemption for cash amounting to $79.3 million less the redemption amount of $78.0 million. The $78.0 million, or 7,573,402 shares, represents the actual redemption amount, after giving effect to payments to redeeming stockholders at approximately $10.30 per share based on a consummation of the Business Combination on June 30, 2022. Including shares purchased under the forward purchase agreement, 3,926,598 shares were not redeemed.

(12)	Reflects the conversion of the 2,875,000 Class B Common Stock to Class A Stock on a one for one basis.

(13)	Represents $1,141,250 in underwriting fees and $164,835 in direct legal costs associated with the sale of the PIPE shares.

(14)	During January 2022, the Sponsor offered its Chief Financial Officer the right to acquire 90,000 Founder Shares at the original per share cost. Shares will only be acquired in conjunction with a Business Combination closing. Pursuant to ASC 805-20-55-50 and 55-51 liabilities that will be triggered by consummation of a business combination should be recorded only when the business combination is consummated. In practice, this interpretation of the meaning of probable is applied to other event-based performance conditions subject to significant uncertainty, such as IPOs and other change-in-control and liquidity events. Accordingly, the achievement performance is not deemed to be probable until the consummation of the event, and therefore no compensation cost is recognized until the IPO, change of control, or other liquidity event occurs. As such, the fair value associated with these shares at the time of the offer will be reflected as expense in conjunction with the transaction close. In addition, on March 24, 2021, the Sponsor transferred10,000 shares to the Company’s Chief Financial Officer and 10,000 shares to each of the Company’s three independent directors. 93,175 in shares was also allocated to an advisor. As these shares were transferred prior to the Company IPO, any value associated with these shares is considered negligible as Founder shares were purchased at $0.009 per share in the prior month.

Unaudited Condensed Combined Pro Forma Adjustments to the Statements of Operations

3.	Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Six Months Ended June 30, 2022 and Year Ended December 31, 2021

The transaction accounting adjustments included in the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and year ended December 31, 2021 are as follows:

(A)	Derived from the unaudited combined statement of operations of SHF for the six months ended June 30, 2022.

(B)	Derived from the unaudited statement of operations of the Company for the six months ended June 30, 2022.

(C)	Derived from the audited combined statement of operations of SHF for the year December 31, 2021.

(D)	Derived from the audited statement of operations of the Company for the period from February 26, 2021 (inception) through December 31, 2021.

(1)	Represents interest expense associated with the cash hold back. $56.9 million in cash proceeds has been held back and is due to the Seller. $21.9 million is payable to PCCU on or before December 15, 2022. The remaining amount is payable to PCCU beginning April 1, 2023 and is due in six quarterly installments thereafter. Interest accrues at an effective rate of approximately 7.7%. 1,200,000 Founder shares were escrowed until the amount is paid in full.

(2)	Represents an adjustment to eliminate interest income and unrealized gains on marketable securities held in the trust account as of the beginning of the period.

(3)	The blended statutory rate for the entity post business combination would be 21%, the consolidated combined pro forma information under both scenarios results in a higher effective tax rate of approximately 62% and 89% for the six months ended June 30, 2022 and the year ended December 31, 2021. The lower effective tax rate is primarily due to a permanent tax difference associated with the change in the fair value of warrants. The following table represents the income tax impact of the pro forma adjustments for the six months ended June 30, 2022 and the year ended December 31, 2021 and a reconciliation of the federal statutory rate and effective income tax rate:

	As of
	June 30, 2022	December 31, 2021
Federal:
Current	$—	$—
Deferred	(492,509)	(542,036)

State and local:
Current	—	—
Deferred	(83,375)	(91,759)
	(575,884)	(633,795)
Change in valuation allowance	—	—
Income tax provision	$(575,884)	$(633,795)

Tax rate:	Six Months Ended June 30, 2022	Year Ended December 31, 2021
Tax benefit at federal statutory rate	21.0%	21.0%
Increase (decrease) in tax provision resulting from:
Warrants – fair market value change	31.6	55.0
State tax	8.9	12.9
Effective income tax rate	61.5%	88.9%

(4)	The calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the Company’s IPO occurred as of the beginning of the earliest period presented. In addition, as the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares have been outstanding for the entire period presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period. Assuming a conversion price of $10 per share, excludes 2,045,000 in converted PIPE Shares as this amount is considered anti-dilutive.

(5)	Represents the estimated expense associated with the Chief Financial Officer’s right to acquire 90,000 Founder Shares at the original per share cost. This right was exercised in conjunction with the closing. See footnote #14 in the above balance sheet section.

(6)	Represents an adjustment to eliminate the effect of the pro forma balance sheet adjustment presented in footnote #4 above in the aggregate amount of $1.6 million for the direct, incremental costs of the Business Combination, assuming those adjustments were made as of the beginning of the fiscal year presented.

4.	Net Income per Share

Represents the net income per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination and related transactions, assuming the shares were outstanding since January 1, 2021. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income per share assumes that the shares issued in connection with the Business Combination have been outstanding for the entire period presented.

Pro Forma Combined
Six Months Ended June 30, 2022
Net loss	$(374,412)
Weighted average shares outstanding – basic	18,715,912
Basic net loss per share	$(0.02)
Weighted average shares outstanding – diluted (1)	18,715,912
Diluted net loss per share	$(0.02)

Year Ended December 31, 2021
Net loss	$(79,572)
Weighted average shares outstanding – basic	18,715,912
Basic net loss per share	$(0.00)
Weighted average shares outstanding – diluted (1)	18,715,912
Diluted net loss per share	$(0.00)

Weighted average shares calculations, basic	Pro Forma Combined

Company public shares	3,926,598
Company initial stockholders’	3,403,175
SHF stockholders	11,386,139
Weighted average shares outstanding – basic	18,715,912

Weighted average shares calculations, diluted	Pro Forma Combined

Company public shares	3,926,598
Company initial stockholders’	3,403,175
PIPE Investors (1)	-
SHF stockholders	11,386,139
Weighted average shares outstanding – diluted	18,715,912

(1)	Assuming a conversion price of $10 per share, excludes 2,045,000 in converted PIPE Shares as this amount is considered anti-dilutive.